UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2025

CAMP4 THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-42365	81-1152476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 1400 West, 3rd Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (617) 651-8867
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAMP	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On December 18, 2025, CAMP4 Therapeutics Corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC (“Leerink Partners”), relating to an offering of 5,000,000 shares (the “Shares”), of its common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $6.00 per Share. All of the Shares are being sold by the Company.

The Company estimates that the net proceeds from the offering will be approximately $28.0 million after deducting underwriting discounts and commissions and estimated offering expenses.

The Shares will be issued pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (the “SEC”), on November 10, 2025 (File No. 333-291432). A prospectus supplement relating to the offering was filed with the SEC on December 18, 2025. The closing of the offering is expected to take place on or about December 19, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Leerink Partners, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. In addition, subject to certain exceptions, the Company and its executive officers and directors and certain stockholders have agreed not to offer, sell, transfer or otherwise dispose of any shares of common stock during the 60-day period following the date of the Underwriting Agreement. Shares of common stock may be sold under the Company’s “at-the-market” program after the 30-day period following the date of the Underwriting Agreement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the legal opinion and consent of Ropes & Gray LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 18, 2025, by and between CAMP4 Therapeutics Corporation and Leerink Partners LLC
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Name: Josh Mandel-Brehm
Title: President and Chief Executive Officer
Date: December 18, 2025